UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 14, 2019

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	ARL	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2019, American Realty Investors, Inc. (“ARL” or the “Company”) announced its operational results for the quarter ended September 30, 2019. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 14, 2019

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 15, 2019

AMERICAN REALTY INVESTORS, INC.

	By:	/s/ Daniel J. Moos
Daniel J. Moos
President and
Chief Executive Officer

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Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. Reports Third Quarter 2019 Results

Dallas (November 14, 2019) – American Realty Investors, Inc. (NYSE:ARL), a Dallas-based real estate investment company, today reported results of operations for the quarter ended September 30, 2019. For the three months ended September 30, 2019, we reported a net loss applicable to common shares of $7.6 million or ($0.47) per diluted loss per share compared to a net income applicable to common shares of $20.1 million or $1.21 per diluted loss per share for the same period ended 2018.

Though the Company reported a net income loss, this is driven by the overall strategic direction of expanding the core business. As certain new multi-family development projects are completed, which the Company has invested in, it is expected that net income should be positively impacted.

2018 and 2019 have been met with unprecedented expansion and repositioning for Pillar, TCI, SPC, and affiliated Companies. We ended 2018 with our largest and most strategic transactions, the newly created subsidiary Victory Abode Apartments, LLC (“VAA”) Joint Venture and Bond Series B raised on the Tel Aviv Stock Exchange. In 2019, the company recently raised an additional $78 million bond series C on the Tel Aviv Stock Exchange. This expanded offering creates additional financial strength to our already thriving organization. With these existing and newly engaged projects and our continuously burgeoning multifamily asset base, we are committed to the continuing growth and enhancing the capabilities of our staff.

The JV’s primary focus is to create a business platform that will allow dramatic expansion in the multifamily arena. The intent is to increase the overall size of the portfolio over the next several years through strategic buildout of its robust development pipeline alongside opportunistic acquisitions.

All of these initiatives will further demonstrate our ability to increase shareholder value, aligning with the strategic direction we announced three years ago. Our company has been dramatically transformed to a highly viable operating company with solid development capabilities in the multifamily arena. Our main goal has always been to act in the best interest of the company and protect asset value for its investors. We continue to invest in new development projects and grow the company’s asset base.

Revenues

Rental and other property revenues were $11.9 million for the three months ended September 30, 2019, compared to $33.5 million for the same period in 2018. The $21.6 million decrease is primarily due to a decrease in the amount of multifamily residential apartment buildings currently in our portfolio of nine as compared to fifty-eight multifamily residential apartment buildings for the same period a year ago as a result of the deconsolidation of forty-nine residential apartment properties that were sold into the VAA Joint Venture during the fourth quarter of 2018. As the assets are now treated as unconsolidated investments, our share of rental revenues is part of income from unconsolidated investments in the current period and are no longer treated as rental income.

Expenses

Property operating expenses decreased by $10.0 million to $5.9 million for the three months ended September 30, 2019 as compared to $15.9 million for the same period in 2018. The decrease in property operating expenses is primarily due to the deconsolidation of fortynine residential apartment properties that were sold into the VAA Joint Venture during the fourth quarter of 2018 which resulted in a decrease in salary and related payroll expenses of $1.9 million, real estate taxes of approximately $3.8 million, management fees paid to third parties of $0.8 million, and other general property operating and maintenance expenses of $3.5 million.

Depreciation and amortization decreased by $3.5 million to $3.4 million during the three months ended September 30, 2019 as compared to $6.9 million for the three months ended September 30, 2018. This decrease is primarily due to the deconsolidation of the residential apartments in connection with our previous sale and contribution of our interests to the VAA Joint Venture.

General and administrative expense was $2.7 million for the three months ended September 30, 2019 and $2.1 million for the same period in 2018. The increase of $0.6 million in general and administrative expenses is primarily due to increases in fees paid to our Advisors of $0.6 million.

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Other income (expense)

Interest income was $6.9 million for the three months ended September 30, 2019, compared to $5.7 million for the same period in 2018. The increase of $1.2 million was due to an increase of $1.2 million in interest on the receivables owed by our Advisors and related parties.

Other income was $1.3 million for the three months ended September 30, 2019, compared to $18.8 million for the same period in 2018. The decrease of $17.5 million was primarily due to the recognition of gain from deferred income of $17.6 million associated with the sale of assets during the three months ended September 30, 2018 as opposed to $1.2 million of gain recognized from deferred income related to the sale of assets during the three months ended September 30, 2019.

Mortgage and loan interest expense was $10.4 million for the three months ended September 30, 2019 as compared to $17.4 million for the same period in 2018. The decrease of $7.0 million is primarily due to the deconsolidation of residential apartment properties into the VAA Joint Venture, which were encumbered by mortgage debt.

Foreign currency transaction was a loss of $5.2 million for the three months ended September 30, 2019 as compared to a loss of $1.3 million for the same period in 2018. The increase of $3.9 million is due to the unfavorable exchange rate between the Israel Shekels and the U.S. Dollar related to our Israel Shekels denominated bonds and the increase in our bonds obligations during the three months ended September 30, 2019 as compared to the same period a year ago.

Loss on debt extinguishment was $5.2 million with no comparable amount in 2018. The loss is the result of debt borrowing costs writeoff of $1.4 million and prepayment penalty of approximately $3.9 million associated with the payment of $41.5 million of mortgage debt for one of our commercial buildings.

Loss from unconsolidated investments was a net of $0.08 million for the three months ended September 30, 2019 as compared to earnings of $0.2 million for the three months ended September 30, 2018. The loss from unconsolidated investments during the third quarter just ended was driven primarily from our share in the losses reported by our VAA Joint Venture of $0.19 million (Refer to Note 2) offset by earnings from other unconsolidated investees of $0.11 million.

Gain on land sales was $5.1 for the three months ended September 30, 2019 as compared to a gain of $12.2 million for the same period in 2018. During the three months ended September 30, 2019, we sold 16.2 acres of land for an aggregate sales price of $7.0 million and recognized a gain of $5.1 million. For the same period a year ago, we sold approximately 50 acres of land for an aggregate sales price of $35.5 million and recognized a gain of $12.2 million.

About American Realty Investors, Inc.

American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables. For more information, visit the Company’s website at www.americanrealtyinvest.com.

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AMERICAN REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Rental and other property revenues (including $212 and $207 for the nine months ended 2019 and 2018, respectively, from related parties)	$11,943	$33,409	$35,712	$96,099

Expenses:
Property operating expenses (including $237 and $231 for the three months ended and $741 and $689 for the nine months ended 2019 and 2018, respectively, from related parties)	5,883	15,945	19,203	45,919
Depreciation and amortization	3,416	6,873	9,964	19,768
General and administrative (including $1,002 and $1,197 for the three months ended and $3,680 and $3,634 for the nine months ended 2019 and 2018, respectively, from related parties)	2,669	2,062	9,401	7,357
Net income fee to related party	83	383	273	489
Advisory fee to related party	1,758	2,936	4,849	8,821
Total operating expenses	13,809	28,199	43,690	82,354
Net operating (loss) income	(1,866)	5,210	(7,978)	13,745
Other income (expenses):
Interest income (including $6,240 and $3,275 for the three months ended and $18,328 and $8,554 for the nine months ended 2019 and 2018, respectively, from related parties)	6,856	5,710	19,514	15,701
Other income	1,288	18,750	8,319	28,188
Mortgage and loan interest (including $2,402 and $2,072 for the three months ended and $7,094 and $5,780 for the nine months ended 2019 and 2018, respectively, from related parties)	(10,420)	(17,422)	(29,796)	(49,053)
Foreign currency transaction (loss) gain	(5,153)	(1,288)	(13,296)	6,357
Loss on extinguishment of debt	(5,219)	—	(5,219)	—
Equity loss from VAA	(189)	—	(1,480)	—
Earnings from unconsolidated subsidiaries and investees	114	205	345	802
Total other (expenses) income	(12,723)	5,955	(21,613)	1,995
(Loss) income before gain on land sales, non-controlling interest, and taxes	(14,589)	11,165	(29,591)	15,740
Loss on sale of income producing properties	—	—	(80)	—
Gain on land sales	5,139	12,243	9,872	13,578
Net (loss) income from continuing operations before taxes	(9,450)	23,408	(19,799)	29,318
Income tax expense	—	(792)	—	(792)
Net (loss) income from continuing operations	(9,450)	22,616	(19,799)	28,526
Net (loss) income	(9,450)	22,616	(19,799)	28,526
Net (income) loss attributable to non-controlling interest	1,879	(2,265)	3,303	(2,981)
Net (loss) income attributable to American Realty Investors, Inc.	(7,571)	20,351	(16,496)	25,545
Preferred dividend requirement	—	(225)	—	(675)
Net (loss) income applicable to common shares	$(7,571)	$20,126	$(16,496)	$24,870
(Loss) earnings per share - basic
Net (loss) income from continuing operations	$(0.59)	$1.46	$(1.24)	$1.84
Net (loss) income applicable to common shares	$(0.47)	$1.3	$(1.03)	$1.60

(Loss) earnings per share - diluted
Net (loss) income from continuing operations	$(0.59)	$1.36	$(0.56)	$1.72
New (loss) income applicable to common shares	$(0.47)	$1.21	$(1.03)	$1.50

Weighted average common shares used in computing earnings per share	15,997,076	15,514,360	15,997,076	15,514,360
Weighted average common shares used in computing diluted earnings per share	15,997,076	16,698942	15,997,076	16,598,942

Amounts attributable to American Realty Investors, Inc.
Net (loss) income from continuing operations	$(9,450)	$22,616	$(19,799)	$28,526
Net (loss) income applicable to American Realty Investors, Inc.	$(7,571)	$20,351	$(16,496)	$25,545

The accompanying notes are an integral part of these consolidated financial statements.

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AMERICAN REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$464,452	$455,993
Real estate subject to sales contracts at cost	1,626	3,149
Less accumulated depreciation	(86,088)	(78,099)
Total real estate	379,990	381,043

Notes and interest receivable (including $120,334 in 2019 and $105,803 in 2018 from related parties)	172,468	140,327
Less allowance for estimated losses (including $14,269 in 2019 and 2018 from related parties)	(14,269)	(14,269)
Total notes and interest receivable	158,199	126,058

Cash and cash equivalents	63,075	36,428
Restricted cash	36,865	70,187
Investment in VAA	64,962	68,399
Investment in other unconsolidated investees	7,947	7,602
Receivable from related party	71,147	70,377
Other assets	50,177	66,055
Total assets	$832,362	$826,149

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$250,725	$286,968
Bond and interest payable	223,433	158,574
Deferred revenue (including $28,847 in 2019 and $33,904 in 2018 to related parties)	28,847	33,904
Accounts payable and other liabilities (including $11,589 in 2019 and $9,984 in 2018 to related parties)	30,896	25,576
Total liabilities	533,901	505,022

Shareholders’ equity:
Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued 1,800,614 and outstanding 614 in 2019 and 2018 (liquidation preference $10 per share), including 1,800,000 shares held by ARL and its subsidiaries in 2019 and 2018.	5	5
Common stock, $0.01 par value, 100,000,000 shares authorized; 16,412,861 shares issued and 15,997,076 outstanding as of 2019 and 2018 , including 140,000 shares held by TCI (consolidated) in 2019 and 2018.	164	164
Treasury stock at cost; 415,785 shares in 2019 and 2018, and 140,000 shares held by TCI (consolidated) as of 2019 and 2018.	(6,395)	(6,395)
Paid-in capital	82,018	84,885
Retained earnings	163,170	179,666
Total American Realty Investors, Inc. shareholders' equity	238,962	258,325
Non-controlling interest	59,499	62,802
Total shareholders' equity	298,461	321,127
Total liabilities and shareholders' equity	$832,362	$826,149

The accompanying notes are an integral part of these consolidated financial statements.